UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) December 12, 2007

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-50429	33-1059313
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
575 Madison Avenue, 10th Floor, New York, New York		10022-2511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 937-8442

Corumel Minerals Corp.
(Former name or former address, if changed since last report)

8.01 Other Events

Press Release

New York; December 12, 2007; Prospero Minerals Corp.(OTCB - PSPO) has announced that is has entered into an agreement through its major shareholder, Cavitation Concepts Corporation Limited to acquire a substantial land acquisition and Resort Development in Rum Cay, Bahamas.

New Port Holdings Limited in conjunction with Rum Cay Harbour Limited through Cavitation Concepts Corporation Limited has signed the Agreement on this the 26 th November, 2007 for the establishment, partnership, ownership and investments. The Parties will work together with the owners of the property, New Port Harbour Limited to develop the property in accordance to the Plans being submitted by Mr. Hubert L. Pinder to The Bahamas Government.

This entire development program will be done by Rum Cay Resort Holdings Limited along with Mr. Fred Bernstein as the developer of the property. New Port Harbour Limited will assist in sales transactions and in procuring funds for the development of initially $100,000,000. This will be used through the utilization of the shares and assets of Cavitation Concepts Corporation Limited, a major shareholder of Prospero Minerals. The total estimated input in this development is well above $300,000,000.

On December 12, 2007, Cavitation Concepts Corporation through Prospero Minerals Corp. has signed an Agreement to acquire Bahamas Development Company Limited, which owns, interalia, Buccaneer Bay, Cat Island, a property of approximately 505 acres with the availability of a further adjoining approximately 460 acres, to be developed as a luxury business-oriented second-home resort. Also includes in this agreement is Chickcharnie Channel, Andros Island, a property of approximately 3 500 acres, to be developed to accommodate a hospital for elective surgery, centers for fine and performing arts and conventions.

Form 8-K	Prospero Minerals Corp.	Page 2

Cavitation Concepts Corporation Limited has agreed to purchase shares from the owners of Bahamas Development Company Limited for a purchase consideration of $48,207,732, such consideration to be settled by the delivery of fully paid Ordinary Shares in Prospero Minerals Corp. amounting in total to 43,350,000 for the property in Cat Island and Andros , Bahamas .

These acquisitions, along with the current Emeralds contracts in excess of $90,000,000 and water technology soon to be distributed in the Caribbean, now puts Prospero Minerals Corp. into a new business entity through tourism in The Bahamas as well as Real Estate sales and construction.

Mr. Hubert Pinder believes these recent agreements and acquisitions will put Prospero Minerals Corp. into the field of multifaceted operations and businesses to keep it in as a substantially growing Company, regardless of inflation and with the increase of the Euro. This opens up our European shareholders to purchase at a discounted value as a result of the great increase in value to the US dollar. "Water, gold, diamonds, emeralds and real estate will always be the basis of the economy", he relates. "Water will soon become as valuable as oil in the World Market!"

Forward Looking Statements

This report on Form 8-K contains certain forward-looking statements within the meaning of Section 21e of the Securities Exchange Act of 1934 , as amended, and other applicable securities laws. All statements other than statements of historical fact are " forward-looking statements" for purposes of these provisions, including any projections of earnings, revenues, or other financial items; any statements of the plans, strategies, and objectives of management for future operation; any statements concerning proposed new products, services, or explorations; any statements regarding future economic conditions or performance; statements of belief; and any statement of assumptions underlying any of the foregoing. Such forward-looking statements are subject to inherent risks and uncertainties, and actual results could differ materially from those anticipated by the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROSPERO MINERALS CORP.

Dated: December 12, 2007	By: /s/ Hubert L. Pinder
Hubert L. Pinder - CFO